                              Press Contact:      Ken Herz
                                                  (212) 270-4621
                                                  John Stefans
                                                  (212) 270-7438

                              Investor Contact:   John Borden
                                                  (212) 270-7318

                              For Immediate Release
                              Tuesday, January 17, 1995



     New York, January 17 -- Chemical Banking Corporation today reported net income, before a previously-announced restructuring charge, for the fourth quarter of 1994 of $331 million, or $1.24 per common share, compared with net income of $347 million, or $1.23 per common share, in the year-ago same period. Including the restructuring charge of $260 million ($152 million after-tax), reported net income in the fourth quarter of 1994 was $179 million, or $.63 per share.

     For the full year 1994, net income before the fourth quarter restructuring charge was $1.446 billion, or $5.25 per share, an increase of 11 percent from 1993 net income on a comparable basis of $1.305 billion, or $4.58 per share. Including the restructuring charge, 1994 net income was $1.294 billion, or $4.64 per share. Reported 1993 net income was $1.604 billion, or $5.77 per share, which included income tax benefits of $331 million and a $115 million merger-related charge ($67 million after-tax).

     "Despite a difficult operating environment, 1994 was a good year for Chemical and one in which we took important steps to position ourselves for sustained success," said Walter V. Shipley, chairman and chief executive officer. "We believe the series of initiatives we announced in December will lift the corporation to a new level of performance."

     On December 1, 1994, the corporation announced a two-year program designed to produce earnings per share growth of more than 15 percent in 1995 and 1996, and a core efficiency ratio of 57 percent and a return on common shareholders' equity of 16 percent in 1996.

     Under the program, Chemical will reduce its existing cost base by $440 million ($230 million in 1995), and at the same time focus $180 million of new investment spending in a number of high growth businesses. The net result should be flat expenses in 1995 and 1996 and annual revenue growth targeted at 4 to 6 percent. The pre-tax restructuring charge of $260 million in the fourth quarter covered the costs associated with severance and the disposition of certain facilities.

NET INTEREST INCOME

     Net interest income for the fourth quarter was $1,169 million, compared with $1,149 million in the same year-ago period. For the full year, net interest income was $4,674 million, compared with $4,636 million in 1993. The rise in net interest income is attributable to an increase in average interest-earning assets, which more than offset the effect of rising interest rates.

     Average interest-earning assets for the fourth quarter were $131.8 billion, compared with $125.7 billion in the same year-ago period. For the year, average interest-earning assets were $130.0 billion, compared with $124.9 billion for 1993.

     The net yield on average interest-earning assets was 3.55 percent in the fourth quarter, compared with 3.65 percent in the fourth quarter of 1993. The net yield on interest-earning assets for the full year was 3.61 percent, compared with 3.73 percent for all of 1993.

NONINTEREST REVENUE

     Noninterest revenue for the fourth quarter was $815 million, compared with $1,053 million in the same period a year ago.
Noninterest revenue for the full year was $3,597 million, compared with $4,024 million for all of 1993.

     Corporate finance and syndication fees were $133 million in the fourth quarter, up 51 percent from $88 million in the fourth quarter a year ago. For the full year 1994, corporate finance and syndication fees were $405 million, up 20 percent from $338 million in 1993. The fourth quarter and total 1994 corporate finance fees were record results, reflecting Chemical's continued global leadership in loan syndications and structured finance.

     Fees for other banking services were $294 million in the fourth quarter of 1994 and $1,148 million for the full year, up from $278 million and $1,067 million in the corresponding periods of 1993. This improvement primarily reflected increased revenues generated by the credit card business.

     Combined revenues from all trading activities were $45 million in the fourth quarter of 1994 and $645 million for the full year, compared with $255 million and $1,073 million in the corresponding periods of 1993. Trading revenues were adversely affected by a difficult emerging markets debt trading environment and very low year-end activity. In addition, as previously announced, trading revenues in the fourth quarter of 1994 were reduced by $70 million ($40 million after-tax) as a result of losses sustained from unauthorized foreign exchange transactions involving the Mexican peso.

     Other noninterest revenue was $165 million in the fourth quarter of 1994 and $612 million for the full year, compared with $236 million and $710 million in the corresponding periods of 1993. Revenues on equity-related investments in the fourth quarter were $127 million, compared with $78 million in the same year-ago period, and $362 million for all of 1994, compared with $278 million in 1993. The current quarter included $2 million from the sale of LDC-related past-due interest bonds, versus $154 million from the sale of such bonds in the 1993 fourth quarter, and $127 million for full year 1994, compared with $306 million in 1993.

NONINTEREST EXPENSE

     Noninterest expense in the fourth quarter was $1,333 million, excluding the $260 million restructuring charge, compared with $1,335 million in the fourth quarter of 1993. For the full year, noninterest expense was $5,201 million, versus $5,135 million a year ago, excluding all restructuring charges.

     Equipment expense for the fourth quarter was $107 million, compared with $93 million in the same year-ago period, and $382 million for the full year 1994, compared with $337 million in 1993. These increases result from investments in new technology in trading and consumer banking.

     Foreclosed property expense was $2 million in the quarter, compared with $61 million in the fourth quarter a year ago, reflecting significant progress in managing the corporation's foreclosed real estate portfolio. For the full year, foreclosed property expense was $41 million, versus $287 million for all of 1993.

PROVISION AND ALLOWANCE FOR LOSSES

     The provision for losses for the fourth quarter was $85 million, down 15 percent from $100 million in the third quarter and down 70 percent from $286 million in the fourth quarter a year ago. The provision has declined for six consecutive quarters, reflecting the continued improvement in the corporation's risk profile. For the full year, the provision for losses was $550 million, compared with $1,259 million for all of 1993.

     Total net charge-offs were $258 million in the fourth quarter, compared with $125 million in the third quarter of 1994 and $232 million in the fourth quarter a year ago. Included in the fourth quarter net charge-offs were $148 million taken in conjunction with the transfer of certain real estate loans to the "held for sale" category in order to facilitate rapid disposition. Also included were consumer net charge-offs of $111 million in the fourth quarter, compared with consumer net charge-offs of $100 million in the third quarter and $89 million in the fourth quarter a year ago.

     Recoveries in the fourth quarter were $82 million, compared with $76 million in the third quarter and $105 million in the fourth quarter a year ago. For the full year, recoveries were $319 million, compared with $343 million in 1993.

     At December 31, the total allowance for losses was $2,480 million, compared with $3,020 million on the same date a year ago.

NONPERFORMING ASSETS
     At December 31, total nonperforming assets were $1,139 million, down $1,054 million from September 30 and down $2,386 million, or 68 percent, from December 31, 1993. The reduction in nonperforming assets is largely attributable to the planned sale of approximately $735 million of real estate loans (approximately $580 million nonperforming) designated as "held for sale" as well as continued improvement in the corporation's credit profile. Nonperforming assets have decreased by 83 percent from their peak levels of $6,587 million in September 1992.

     Nonperforming loans at December 31 were $929 million, down from $1,524 million at September 30 and down from $2,591 million at December 31 last year. Assets acquired as loan satisfactions were $210 million at December 31, down from $669 million at September 30 and down $724 million from $934 million on December 31, 1993.

OTHER FINANCIAL DATA

     The company announced on December 1 that it plans to repurchase up to 6 million shares of its common stock over the next 12 months and said it will consider expanding the new stock buyback program upon completion of contemplated divestitures. This follows a 10 million share buyback program completed in September 1994.

     The corporation's estimated Tier I risk-based capital ratio was 8.1 percent at December 31, compared with 8.1 percent a year ago. At December 31, the estimated total risk-based capital ratio was 12.2 percent, compared with 12.2 percent a year ago.

     The corporation's effective tax rate was 41.5 percent in the fourth quarter. The corporation's earnings in 1994 were reported on a fully-taxed basis. Tax expense in 1993 included income tax benefits of $331 million.

     The impact of marking the "available for sale" securities to market resulted in a net unfavorable impact of approximately $438 million after-tax on the corporation's stockholders' equity at December 31, 1994, compared with a net unfavorable impact of $296 million after-tax at September 30, 1994. The market valuation does not include the favorable impact of related funding sources.

      On January 1, 1994, the corporation adopted FASB Interpretation No. 39, which changed the reporting of unrealized gains and losses on interest rate and foreign exchange contracts on the balance sheet. The adoption of this Interpretation has resulted in an increase of assets and liabilities of $16.0 billion at December 31, 1994, with unrealized gains reported as Trading Assets-Risk Management Instruments and the unrealized losses reported in Other Liabilities.

     Net income for 1993 included a $35 million net favorable impact from the January 1, 1993 adoption of two accounting standards relating to the recognition of tax benefits and the costs associated with postretirement benefits.

     Total assets at December 31 were $171.4 billion, compared with $149.9 billion on the same date a year ago. Total loans at December 31 were $78.8 billion, compared with $75.4 billion a year ago. At December 31, 1994, total deposits were $96.5 billion, compared with $98.3 billion at December 31, 1993.

     The return on average total assets (ROA) was .78 percent for the fourth quarter, excluding the restructuring charge of $260 million, compared with .94 percent in the same year-ago period. The ROA for the full year was .87 percent, excluding the restructuring charge, compared with .90 percent on a comparable basis for all of 1993.

     The return on average common stockholders' equity (ROE) was
12.70 percent for the fourth quarter, excluding the restructuring charge, compared with 13.38 percent in the year-ago fourth quarter. The ROE for the full year was 13.94 percent, excluding the restructuring charge, compared with 13.22 percent on a comparable basis for all of 1993.

     Book value per common share was $37.88 at December 31, versus $37.60 per share on the same date a year ago.

TEXAS COMMERCE BANCSHARES

     Texas Commerce Bancshares (TCB) reported net income of $38 million in the fourth quarter and $206 million for the year, compared with $39 million and $169 million in the same periods of 1993. At December 31, total assets of TCB were $20.0 billion, versus $21.8 billion a year ago.

                             UNAUDITED
              CHEMICAL BANKING CORPORATION and Subsidiaries
              (in millions, except per share and ratio data)





                                           Three Months Ended
                                              December 31,
                                          -------------------
                                                   Pro-
                                                  Forma<a>
                                         1994      1994      1993
                                        -----     -----     -----
EARNINGS:
Net Income                              $ 179     $ 331     $ 347
                                        =====     =====     =====
Net Income Applicable to Common Stock   $ 149     $ 301     $ 309
                                        =====     =====     =====

PER COMMON SHARE:
Net Income                              $0.63     $1.24     $1.23
                                        ======    =====     =====

Book Value at December 31,             $37.88              $37.60
Market Value at December 31,           $35.88              $40.13
Common Stock Dividends Declared        $ 0.44<b>           $ 0.38

COMMON SHARES:
Average Outstanding                     244.5               252.5
Period End Outstanding                  244.5               252.9

BALANCE SHEET AVERAGES:
Loans                               $  76,894            $ 76,063
Securities                          $  26,120            $ 23,727
Total Assets                        $ 169,435(c)         $146,870
Deposits                            $  95,226            $ 97,149
Long-Term Debt                      $   8,262            $  8,295
Stockholders' Equity                $  10,854            $ 11,032

PERFORMANCE RATIOS: (Average Balances) <d>
Return on Assets                         0.42%(c)  0.78%(c)  0.94%
Return on Common Stockholders' Equity    6.29%    12.70%    13.38%
Return on Total Stockholders' Equity     6.54%    12.10%    12.48%


[FN]
<a> The pro-forma column excludes the impact of the $260
    million restructuring charge ($152 million after-tax) recorded in the fourth quarter of 1994.
<b> In the third quarter of 1994, the Corporation increased
    its quarterly common stock dividend to $0.44 per share from $0.38 per share.
(c) On January 1, 1994, the Corporation adopted FASI 39, which increased total average assets by approximately
    $17.8 billion for the 1994 fourth quarter.
<d> Performance ratios are based on annualized net income
    amounts.



                                    UNAUDITED

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                 (in millions, except per share and ratio data)

                                                                     For The Year Ended
                                                                        December 31,
                                                       ----------------------------------------------
                                                                       Pro-                      Pro-
                                                                    Forma<a>                  Forma<b>

                                                         1994          1994         1993         1993
                                                        -----         -----        -----        -----
EARNINGS:
Income Before Effect of Accounting Changes             $1,294        $1,446       $1,569       $1,305
Net Effect of Changes in Accounting Principles             --            --           35           35
                                                       ------        ------       ------       ------
Net Income                                             $1,294        $1,446       $1,604       $1,340
                                                       ======        ======       ======       ======
Net Income Applicable to Common Stock                  $1,156        $1,308       $1,449       $1,185
                                                       ======        ======       ======       ======

PER COMMON SHARE:
Income Before Effect of Accounting Changes             $ 4.64        $ 5.25       $ 5.63       $ 4.58
Net Effect of Changes in Accounting Principles             --            --          .14          .14
                                                       ------        ------       ------       ------
Net Income                                             $ 4.64        $ 5.25       $ 5.77       $ 4.72
                                                       ======        ======       ======       ======

Book Value at December 31,                            $ 37.88                     $ 37.60
Market Value at December 31,                          $ 35.88                     $ 40.13
Common Stock Dividends Declared                       $  1.64(c)                  $  1.37

COMMON SHARES:
Average Outstanding                                     249.3                       251.2
Period End Outstanding                                  244.5                       252.9

BALANCE SHEET AVERAGES:
Loans                                                $ 75,234                    $ 78,739
Securities                                           $ 26,207                    $ 23,654
Total Assets                                         $166,679<d>                 $144,881
Deposits                                             $ 94,763                    $ 95,656
Long-Term Debt                                       $  8,419                    $  8,053
Stockholders' Equity                                 $ 10,962                    $ 10,583

PERFORMANCE RATIOS: (Average Balances)
Return on Assets                                         0.78%<d>       0.87%<d>     1.11%        0.90%<f>
Return on Common Stockholders' Equity                   12.32%         13.94%       16.66%       13.22%<f>
Return on Total Stockholders' Equity                    11.80%         13.19%       15.16%       12.33%<f>

CAPITAL RATIOS AT DECEMBER 31:
Total Stockholders' Equity to Assets                       6.2%<d>                     7.4%
Common Stockholders' Equity to Assets                      5.4%<d>                     6.3%
Tier 1 Leverage <e>                                        5.9%<d>                     6.8%
Risk Based Capital: <e>
  Tier 1 (4.0% required)                                   8.1%*                       8.1%
  Total  (8.0% required)                                  12.2%*                      12.2%

<a> The pro-forma column excludes the impact of the $260
    million restructuring charge ($152 million after-tax) recorded in the fourth quarter of 1994.
<b> The Corporation recognized its remaining available
    Federal tax benefits in the third quarter of 1993 and as a result the Corporation's earnings beginning in the fourth quarter of 1993 are reported on a fully-taxed basis. The pro-forma column excludes the impact of the $115 million merger related charge ($67 million after-tax) recorded in the third quarter of 1993 and also assumes the Corporation's results for the year ended December 31, 1993 are reported on a fully-taxed basis.
(c) In the third quarter of 1994, the Corporation increased its quarterly common stock dividend to $0.44 per share from $0.38 per share.
<d> On January 1, 1994, the Corporation adopted FASI 39,
    which increased total assets by approximately $16.0 billion at December 31, 1994 and total average assets by $16.1 billion for the year ended December 31, 1994.
<e> The amounts exclude the net unfavorable impact on
    stockholders' equity of $438 million in 1994, and the net favorable impact on stockholders' equity of $215 million in 1993, resulting from the adoption of SFAS No. 115.
<f> The pro-forma 1993 performance ratios exclude the impact of accounting changes of $35 million.
*Estimated

                             UNAUDITED

              CHEMICAL BANKING CORPORATION and Subsidiaries
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)




                                              Three Months Ended
                                                 December 31,
                                              ------------------
                                                1994         1993
                                             -------      -------
INTEREST INCOME
Loans                                        $1,575        $1,350
Securities                                      445           428
Trading Assets                                  177           135
Federal Funds Sold and Securities
  Purchased Under Resale Agreements             178            94
Deposits with Banks                              91            67
                                             ------        ------
   Total Interest Income                      2,466         2,074
                                             ------        ------
INTEREST EXPENSE
Deposits                                        718           542
Short-Term and Other Borrowings                 444           249
Long-Term Debt                                  135           134
                                             ------        ------
   Total Interest Expense                     1,297           925
                                             ------        ------
NET INTEREST INCOME                           1,169         1,149
Provision for Losses                             85           286
                                             ------        ------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                        1,084           863
                                             ------        ------
NONINTEREST REVENUE
Trust and Investment Management Fees             99           109
Corporate Finance and Syndication Fees          133            88
Service Charges on Deposit Accounts              78            71
Fees for Other Banking Services                 294           278
Trading Account and Foreign Exchange Revenue     45           255
Securities Gains                                  1            16
Other Revenue                                   165           236
                                             ------        ------
   Total Noninterest Revenue                    815         1,053
                                             ------        ------
NONINTEREST EXPENSE
Salaries                                        571           522
Employee Benefits                               110            95
Occupancy Expense                               142           149
Equipment Expense                               107            93
Foreclosed Property Expense                       2            61
Restructuring Charge                            260            --
Other Expense                                   401           415
                                             ------        ------
   Total Noninterest Expense                  1,593         1,335
                                             ------        ------
INCOME BEFORE INCOME TAX EXPENSE                306           581
Income Tax Expense                              127           234
                                             ------        ------
NET INCOME                                   $  179        $  347
                                             ======        ======
NET INCOME APPLICABLE TO COMMON STOCK        $  149        $  309
                                             ======        ======
NET INCOME PER COMMON SHARE                  $ 0.63        $ 1.23
                                             ======        ======
AVERAGE COMMON SHARES OUTSTANDING             244.5         252.5

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
               (in millions, except per share data)


                                              For The Year Ended
                                                 December 31,
                                             --------------------
                                                1994         1993
                                             -------      -------
INTEREST INCOME
Loans                                        $5,730        $5,620
Securities                                    1,715         1,727
Trading Assets                                  722           449
Federal Funds Sold and Securities
  Purchased Under Resale Agreements             550           339
Deposits with Banks                             371           268
                                             ------        ------
   Total Interest Income                      9,088         8,403
                                             ------        ------

INTEREST EXPENSE
Deposits                                      2,378         2,241
Short-Term and Other Borrowings               1,500           992
Long-Term Debt                                  536           534
                                             ------        ------
   Total Interest Expense                     4,414         3,767
                                             ------        ------
NET INTEREST INCOME                           4,674         4,636
Provision for Losses                            550         1,259
                                             ------        ------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                        4,124         3,377
                                             ------        ------
NONINTEREST REVENUE
Trust and Investment Management Fees            421           406
Corporate Finance and Syndication Fees          405           338
Service Charges on Deposit Accounts             300           288
Fees for Other Banking Services               1,148         1,067
Trading Account and Foreign Exchange Revenue    645         1,073
Securities Gains                                 66           142
Other Revenue                                   612           710
                                             ------        ------
   Total Noninterest Revenue                  3,597         4,024
                                             ------        ------
NONINTEREST EXPENSE
Salaries                                      2,205         2,070
Employee Benefits                               439           396
Occupancy Expense                               573           587
Equipment Expense                               382           337
Foreclosed Property Expense                      41           287
Restructuring Charge                            308           158
Other Expense                                 1,561         1,458
                                             ------        ------
   Total Noninterest Expense                  5,509         5,293
                                             ------        ------
INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
   OF ACCOUNTING CHANGES                      2,212         2,108
Income Tax Expense                              918           539
                                             ------        ------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGES    1,294         1,569
Net Effect of Changes in
  Accounting Principles                          --            35<a>
                                             ------        ------
NET INCOME                                   $1,294        $1,604
                                             ======        ======
NET INCOME APPLICABLE TO COMMON STOCK        $1,156        $1,449
                                             ======        ======
PER COMMON SHARE:
   Income Before Effect of
     Accounting Changes                      $ 4.64        $ 5.63
   Net Effect of Changes in
     Accounting Principles                       --           .14<a>
                                             -------      -------
   Net Income                                $ 4.64        $ 5.77
                                             =======      =======
AVERAGE COMMON SHARES OUTSTANDING             249.3        251.2

[FN]
<a> On January 1, 1993, the Corporation adopted SFAS 106
    which resulted in a charge of $415 million relating to postretirement benefits and also adopted SFAS 109 which resulted in an income tax benefit of $450 million.



                                    UNAUDITED

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST REVENUE DETAIL
                                  (in millions)



                                                                    Three Months Ended               For The Year Ended
                                                                       December 31,                     December 31,
                                                                    ------------------               ------------------
                                                                    1994            1993           1994             1993
                                                                  ------          ------         ------           ------
Trust and Investment Management Fees:
Personal Trust Fees                                                $   50         $   53         $  206           $  196
Corporate and Institutional Trust Fees                                 40             43            176              168
Other, primarily Foreign Asset Management                               9             13             39               42
                                                                   ------         ------         ------           ------
   Total                                                           $   99         $  109         $  421           $  406
                                                                   ======         ======         ======           ======

Fees for Other Banking Services:
Credit Card Services Revenue                                       $   86         $   71         $  315           $  238
Fees in Lieu of Compensating Balances                                  47             53            203              209
Commissions on Letters of Credit and Acceptances                       35             36            151              155
Loan Commitment Fees                                                   20             21             86               90
Mortgage Servicing Fees                                                22             15             79               63
Other Fees                                                             84             82            314              312
                                                                   ------         ------         ------           ------
   Total                                                           $  294         $  278         $1,148           $1,067
                                                                   ======         ======         ======           ======

Trading Account and Foreign Exchange Revenue:
Interest Rate Contracts                                            $   73         $  111         $  391           $  453
Foreign Exchange Revenue                                               (4)<a>         59            152<a>           302
Debt Instruments and Other                                            (24)            85            102              318
                                                                   ------         ------         ------           ------
   Total                                                           $   45         $  255         $  645           $1,073
                                                                   ======         ======         ======           ======

Other Revenue:
Revenue from Equity-Related Investments                            $  127         $   78         $  362           $  278
Net Gains on LDC-Related Interest Bond Sales                            2            154            127              306
All Other Revenue                                                      36              4            123              126
                                                                   ------         ------         ------           ------
   Total                                                           $  165         $  236         $  612           $  710
                                                                   ======         ======         ======           ======

<a> Reflects $70 million reduction as a result of losses
    sustained from unauthorized foreign exchange transactions involving the Mexican peso.



                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST EXPENSE DETAIL
                                  (in millions)



                                                                    Three Months Ended             For The Year Ended
                                                                       December 31,                   December 31,
                                                                    ------------------             ------------------
                                                                    1994            1993           1994             1993
                                                                  -------        -------         ------           ------
Other Expense:
Professional Services                                             $    65         $   48         $  225          $   193
Marketing Expense                                                      44             79            186              187
FDIC Assessments                                                       38             41            160              175
Telecommunications                                                     32             31            134              115
Amortization of Intangibles                                            30             30            115              106
All Other                                                             192            186            741              682
                                                                  -------         ------         ------          -------
   Total                                                          $   401         $  415         $1,561          $ 1,458
                                                                  =======         ======         ======          =======


                             UNAUDITED
              CHEMICAL BANKING CORPORATION and Subsidiaries
                        CONSOLIDATED BALANCE SHEET
                              (in millions)



                                      December 31,   December 31,
                                              1994           1993
                                      ------------   ------------
ASSETS
Cash and Due from Banks                   $  8,832      $  6,852
Deposits with Banks                          5,649         6,030
Federal Funds Sold and Securities
   Purchased Under Resale Agreements        12,797        10,556
Trading Assets:
   Debt and Equity Instruments              11,093        11,679
   Risk Management Instruments              17,709<a>         --
Securities:
   Held-to-Maturity                          8,566        10,108
   Available-for-Sale                       18,431        15,840
Loans (Net of Unearned Income)              78,767        75,381
Allowance for Losses                        (2,480)       (3,020)
Premises and Equipment                       2,134         1,910
Due from Customers on Acceptances            1,088         1,077
Accrued Interest Receivable                  1,190         1,106
Assets Acquired as Loan Satisfactions          210           934
Assets Held for Accelerated Disposition        526            --
Other Assets                                 6,911        11,435
                                          --------      --------
    TOTAL ASSETS                          $171,423      $149,888
                                          ========      ========

LIABILITIES
Deposits:
   Demand (Noninterest Bearing)           $ 21,399      $ 23,443
   Time and Savings                         46,799        51,940
   Foreign                                  28,308        22,894
                                          --------      --------
      Total Deposits                        96,506        98,277
Federal Funds Purchased and Securities
   Sold Under Repurchase Agreements         23,098        12,857
Other Borrowed Funds                        11,843        11,908
Acceptances Outstanding                      1,104         1,099
Accounts Payable and Accrued Liabilities     2,361         2,607
Other Liabilities                           17,808<a>      3,784
Long-Term Debt                               7,991         8,192
                                          --------      --------
     TOTAL LIABILITIES                     160,711       138,724
                                          ========      ========

STOCKHOLDERS' EQUITY
Preferred Stock                              1,450         1,654
Common Stock                                   254           253
Capital Surplus                              6,544         6,553
Retained Earnings                            3,263         2,501
Net Unrealized Gain (Loss) on
  Securities Available-for-Sale,
    Net of Taxes                              (438)          215
Treasury Stock, at Cost                       (361)<b>       (12)
                                          --------      --------
     TOTAL STOCKHOLDERS' EQUITY             10,712        11,164
                                          --------      --------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY               $171,423      $149,888
                                          ========      ========
[FN]
<a> On January 1, 1994, the Corporation adopted FASB
    Interpretation No. 39. As a result, assets and liabilities increased by $16.0 billion at December 31, 1994 with unrealized gains reported as Trading Assets-
    Risk Management Instruments and the unrealized losses reported in Other Liabilities. Prior to adoption, unrealized gains and losses were reported net in Other Assets.
<b> During the 1994 third quarter, the Corporation completed the repurchase of 10 million shares of its common stock in the open market under a stock repurchase plan.

                             UNAUDITED
              CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED STATEMENT OF CHANGES
                         IN STOCKHOLDERS' EQUITY
                              (in millions)




                                            For The Year Ended
                                               December 31,
                                          ----------------------
                                              1994          1993
                                           -------       -------

BALANCE AT JANUARY 1,                     $ 11,164      $  9,851
                                          --------      --------

Net Income                                   1,294         1,604
Dividends Declared:
  Preferred Stock                             (126)         (155)
  Common Stock                                (406)         (345)
Issuance of Preferred Stock                    200           400
Redemption of Preferred Stock                 (404)         (594)
Premium on Redemption of Preferred Stock       (12)          (17)
Issuance of Common Stock                        15           200
Restricted Stock Granted                       (11)           --
Net Changes in Treasury Stock                 (349)<a>        --
Net Change in the Fair Value of
  Available-for-Sale Securities,
   Net of Taxes                               (653)          215
Accumulated Translation Adjustment              --             5
                                          --------      --------
  Net Change in Stockholders' Equity         (452)         1,313
                                          --------      --------

BALANCE AT DECEMBER 31,                   $ 10,712      $ 11,164
                                          ========      ========




[FN]
<a> During the 1994 third quarter, the Corporation completed the repurchase of 10 million shares of its common stock in the open market under a stock repurchase plan.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                         LOAN INFORMATION
                           (in millions)

                                    December 31,   December 31,
                                            1994           1993
                                    ------------   ------------
LOANS:
  Domestic Commercial:
     Commercial Real Estate             $  5,650       $  7,338
     Other Commercial                     24,723         23,690
                                         -------        -------
        Total Commercial Loans            30,373         31,028
                                         -------        -------
  Domestic Consumer:
     Residential Mortgage                 13,560         12,244
     Credit Card                           9,261          7,176
     Other Consumer                        7,265          6,266
                                         -------        -------
        Total Consumer Loans              30,086         25,686
                                         -------        -------
  Total Domestic Loans                    60,459         56,714
  Foreign <a>                             18,308         18,667
                                         -------        -------
  Total Loans                           $ 78,767       $ 75,381
                                        ========       ========

[FN]
<a> Included in Foreign are loans previously classified as
    LDC loans. Previously reported loan amounts have been reclassified to conform with the December 31, 1994 presentation.

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                          ALLOWANCE RELATED INFORMATION
                          (in millions, except ratios)

                                                            Three Months Ended        For The Year Ended
Allowance for Losses                                           December 31,              December 31,
                                                            -----------------         -----------------
                                                            1994          1993           1994        1993
                                                         -------       -------        -------     -------
Non-LDC Allowance:
  Balance at Beginning of Period                         $ 2,650        $2,429        $2,423      $ 2,206
  Provision for Losses                                        85           286           550        1,259 <a>
  Net Charge-Offs                                           (110)         (286)         (650)      (1,259)<a>
  Charge for Assets Held for Accelerated Disposition        (148)           --          (148)          --
  Transfer from LDC Allowance                                 --            --           300          200
  Allowance Related To Purchased Assets
    of First City Banks                                       --            --            --           19
  Other                                                        3            (6)            5           (2)
                                                          ------        ------        ------       ------
    Balance at End of Period                               2,480         2,423         2,480        2,423
                                                          ------        ------        ------       ------
LDC Allowance:
  Balance at Beginning of Period                              --           543           597          819
  Provision for Losses                                        --            --            --           --
  Net (Charge-Offs) Recoveries                                --            60          (239)         130
  Losses on Sales and Swaps                                   --            (6)          (58)        (152)
  Transfer to Non-LDC Allowance                               --            --          (300)        (200)
                                                          ------        ------        ------       ------
    Balance at End of Period                                  --           597            --          597
                                                          ------        ------        ------       ------

      Total Allowance for Losses                          $2,480        $3,020        $2,480       $3,020
                                                          ======        ======        ======       ======
Allowance Coverage Ratios:
Allowance for Losses to:
   Loans at Period-End                                                                   3.15%       4.01%
   Average Loans                                                                         3.30%       3.84%
   Nonperforming Loans                                                                 266.95%     116.56%

<a> The provision and non-LDC net charge-offs included $55
    million related to the decision to accelerate the disposition of certain nonperforming residential mortgages.


                             UNAUDITED

              CHEMICAL BANKING CORPORATION and Subsidiaries
                     NONPERFORMING ASSETS INFORMATION
            AND ASSETS HELD FOR ACCELERATED DISPOSITION
                           (in millions)


                                    December 31,   December 31,
                                            1994           1993
                                    ------------   ------------
NONPERFORMING ASSETS:<a>
  Domestic Commercial:
     Commercial Real Estate             $    156       $    682
     Other Commercial                        358            891
                                        --------       --------
        Total Commercial Loans               514          1,573
                                        --------       --------
  Domestic Consumer:
     Residential Mortgage                     92            101
     Other Consumer                           12             24
                                        --------       --------
        Total Consumer Loans                 104            125
                                        --------       --------
  Total Domestic                             618          1,698
  Foreign, primarily Commercial <b>          311            893
                                        --------       --------
  Total Nonperforming Loans                  929          2,591
  Assets Acquired as Loan Satisfactions      210            934
                                        --------       --------
  Total Nonperforming Assets            $  1,139       $  3,525
                                        ========       ========

ASSETS HELD FOR ACCELERATED DISPOSITION:
Loans                                   $    336       $     --
Real Estate Owned                            190             --
                                        --------       --------
Assets Held for Accelerated Disposition $    526       $     --
                                        --------       --------



[FN]
<a> Reflects approximately $580 million decrease related to
    the decision to accelerate the disposition of certain nonperforming real estate assets.
<b> Includes nonperforming loans previously classified as LDC nonperforming loans. Previously reported loan amounts have been reclassified to conform with the December 31, 1994 presentation.

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                          NET CHARGE-OFFS  INFORMATION
                                  (in millions)


                                                            Three Months Ended        For The Year Ended
                                                               December 31,              December 31,
                                                         ---------------------        -------------------
- -------
                                                            1994          1993           1994        1993
                                                         -------       -------        -------     -------
NET CHARGE-OFFS:
  Domestic Commercial:
     Commercial Real Estate                              $    22        $   66        $  165      $   244
     Other Commercial                                        (16)           91            80          422
                                                          ------        ------        ------       ------
        Total Commercial                                       6           157           245          666
                                                          ------        ------        ------       ------
  Domestic Consumer:
     Residential Mortgage                                     23             2            47           67
     Credit Card                                              82            77           329          322
     Other Consumer                                            6            10            19           30
                                                          ------        ------        ------       ------
        Total Consumer                                       111            89           395          419
                                                          ------        ------        ------       ------
  Total Domestic Charge-offs                                 117           246           640        1,085
  Foreign <a>                                                 (7)          (14)          307          196
                                                          ------        ------        ------       ------
  Total Net Charge-offs                                   $  110        $  232        $  947       $1,281
                                                          ======        ======        ======       ======
  Charge for Assets Held for Accelerated Disposition      $  148        $   --        $  148       $   --
                                                          ======        ======        ======       ======

<a> Includes charge-offs previously classified as LDC charge-
    offs and losses on sales and swaps. Previously reported net charge-off amounts have been reclassified to conform with the 1994 presentation.




                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                  Three Months Ended                   Three Months Ended
                                                  December 31, 1994                    December 31, 1993
                                             -----------------------------        ----------------------------
                                             Average                 Rate         Average                Rate
                                             Balance   Interest(Annualized)       Balance   Interest(Annualized)
                                             -------  --------- ---------         --------  -------  --------

ASSETS
Deposits with Banks                          $   6,078    $    91    6.06%       $   4,128    $   67    6.52%
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                             12,107        178    5.85%          11,491        94    3.23%
Trading Assets                                  10,589        177    6.68%          10,305       135    5.23%
Securities:
  Held-to-Maturity                               8,613        141    6.50%              --        --     --%
  Available-for-Sale                            17,507        307    6.96%              --        --     --%
  Securities <a>                                    --         --     --%           23,727       430    7.19%
Loans                                           76,894      1,579    8.16%          76,063     1,354    7.08%
                                              --------     ------                 --------    ------
Total Interest-Earning Assets                  131,788    $ 2,473    7.47%         125,714    $2,080    6.58%
Allowance for Losses                            (2,667)                             (3,050)
Cash and Due from Banks                          7,977                               8,886
Risk Management Instruments                     19,248                                  --
Other Assets                                    13,089                              15,320
                                              --------                           ---------
  Total Assets                               $ 169,435                           $ 146,870
                                              ========                           =========
LIABILITIES
Domestic Retail Time Deposits                $  42,094    $   336    3.17%       $  46,986    $  299    2.52%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                             5,015         49    3.90%           5,756        45    3.07%
Deposits in Foreign Offices                     26,933        333    4.97%          21,556       198    3.69%
                                              --------     ------                 --------    ------
  Total Interest-Bearing Deposits               74,042        718    3.87%          74,298       542    2.90%
                                              --------     ------                 --------    ------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements                       20,950        277    5.25%          14,191       100    2.79%
  Commercial Paper                               3,095         40    5.13%           2,363        18    3.17%
  Other                                          7,972        127    6.32%           7,052       131    7.37%
                                              --------     ------                 --------    ------
    Total Short-Term and
      Other Borrowings                          32,017        444    5.50%          23,606       249    4.20%
Long-Term Debt                                   8,262        135    6.49%           8,295       134    6.43%
                                              --------     ------                 --------    ------
Total Interest-
  Bearing Liabilities                          114,321      1,297    4.52%         106,199       925    3.47%
                                              --------     ------                 --------    ------
Demand Deposits                                 21,184                              22,851
Risk Management Instruments                     17,807                                  --
Other Liabilities                                5,269                               6,788
                                              --------                            --------
  Total Liabilities                            158,581                             135,838
                                              --------                            --------
STOCKHOLDERS' EQUITY
Preferred Stock                                  1,450                               1,852
Common Stockholders' Equity                      9,404                               9,180
                                              --------                            --------
  Total Stockholders' Equity                    10,854                              11,032
                                              --------                            --------
  Total Liabilities and
    Stockholders' Equity                     $ 169,435                           $ 146,870
                                              ========                            ========
INTEREST RATE SPREAD                                                 2.95%                              3.11%
                                                                     ====                               ====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                                $ 1,176    3.55%                    $1,155    3.65%
                                                           ======    ====                     ======    ====

<a> On December 31, 1993 the Corporation adopted SFAS 115.



                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                  For the Year Ended                   For The Year Ended
                                                  December 31, 1994                    December 31, 1993
                                              --------------------------          ---------------------------
                                             Average                              Average
                                             Balance    Interest     Rate         Balance  Interest      Rate
                                             -------  ---------      ----         --------  --------     ----

ASSETS
Deposits with Banks                          $   5,257    $   371    7.07%       $   4,202    $  268    6.39%
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                             12,000        550    4.58%          10,300       339    3.29%
Trading Assets                                  11,347        722    6.37%           8,039       449    5.59%
Securities:
  Held-to-Maturity                               9,204        620    6.73%              --        --      --%
  Available-for-Sale                            17,003      1,104    6.49%              --        --      --%
  Securities <a>                                    --         --      --%          23,654     1,731    7.32%
Loans                                           75,234      5,745    7.64%          78,739     5,637    7.16%
                                              --------     ------                 --------    ------
Total Interest-Earning Assets                  130,045    $ 9,112    7.01%         124,934    $8,424    6.74%
Allowance for Losses                            (2,872)                             (3,084)
Cash and Due from Banks                          8,491                               8,537
Risk Management Instruments                     17,779                                  --
Other Assets                                    13,236                              14,494
                                              --------                            --------
  Total Assets                               $ 166,679                           $ 144,881
                                              ========                            ========
LIABILITIES
Domestic Retail Deposits                     $  43,861    $ 1,164    2.66%       $  46,598    $1,237    2.65%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                             5,128        186    3.64%           6,242       191    3.05%
Deposits in Foreign Offices                     24,051      1,028    4.27%          21,066       813    3.86%
                                              --------     ------                 --------    ------
  Total Interest-Bearing Deposits               73,040      2,378    3.26%          73,906     2,241    3.03%
                                              --------     ------                 --------    ------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements                       19,154        844    4.41%          15,461       472    3.05%
  Commercial Paper                               2,760        118    4.29%           2,438        83    3.42%
  Other                                          8,775        538    6.12%           6,663       437    6.56%
                                              --------     ------                 --------    ------
    Total Short-Term and
      Other Borrowings                          30,689      1,500    4.89%          24,562       992    4.04%
Long-Term Debt                                   8,419        536    6.37%           8,053       534    6.64%
                                              --------     ------                 --------    ------
Total Interest-
  Bearing Liabilities                          112,148      4,414    3.94%         106,521     3,767    3.54%
                                              --------     ------                 --------    ------
Demand Deposits                                 21,723                              21,750
Risk Management Instruments                     16,143                                  --
Other Liabilities                                5,703                               6,027
                                              --------                            --------
  Total Liabilities                            155,717                             134,298
                                              --------                            --------
STOCKHOLDERS' EQUITY
Preferred Stock                                  1,579                               1,887
Common Stockholders' Equity                      9,383                               8,696
                                              --------                            --------
  Total Stockholders' Equity                    10,962                              10,583
                                              --------                            --------
  Total Liabilities and
    Stockholders' Equity                     $ 166,679                           $ 144,881
                                              ========                            ========
INTEREST RATE SPREAD                                                 3.07%                              3.20%
                                                                     ====                               ====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                                $ 4,698    3.61%                    $4,657    3.73%
                                                           ======    ====                     ======    ====

<a> On December 31, 1993 the Corporation adopted SFAS 115.


                                    UNAUDITED

                TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (in millions)


                                                            Three Months Ended        For The Year Ended
                                                               December 31,              December 31,
                                                            -----------------         ------------------
                                                           1994           1993          1994         1993
                                                         ------         ------        ------       ------

NET INTEREST INCOME                                      $   180        $  169        $  690      $   692
Provision for Losses                                         (10)           (6)          (40)          --
                                                          ------        ------        ------       ------
Net Interest Income After Provision for Losses               190           175           730          692
NONINTEREST REVENUE                                           93            95           400          392
NONINTEREST EXPENSE                                          223<a>        206           805<a>       858<b>
                                                          ------        ------        ------       ------
Income Before Income Tax Expense and Effect
    of Accounting Changes                                     60            64           325          226
Income Tax Expense                                            22            20           119           66
                                                          ------        ------        ------       ------
Income Before Effect of Accounting Changes                    38            44           206          160
Net Effect of Changes in Accounting Principles                --            (5)           --            9
                                                          ------        ------        ------       ------
NET INCOME                                               $    38        $   39        $  206      $   169
                                                          ======        ======        ======       ======

<a> Includes $36 million restructuring charge ($23 million
    after tax).
<b> Includes $43 million restructuring charge ($30 million
    after tax) related to the acquisition of certain former
    First City assets.



             TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                   CONDENSED CONSOLIDATED BALANCE SHEET
                              (in millions)

                                                 December 31,
                                             ---------------------
                                                1994         1993
                                             -------       -------
ASSETS
Cash and Due from Banks                      $ 2,273      $ 2,160
Deposits with Banks                                5            5
Federal Funds Sold and Securities
   Purchased Under Resale Agreements           2,708        5,154
Trading Assets                                    39<a>        16
Securities:
   Held-to-Maturity                            1,565        1,291
   Available-for-Sale                          1,452        1,455
Loans (Net of Unearned Income)                10,569       10,267
Allowance for Losses                            (311)        (344)
Assets Acquired as Loan Satisfactions             63           95
All Other Assets                               1,672        1,687
                                             -------      -------
     TOTAL ASSETS                            $20,035      $21,786
                                             =======      =======

LIABILITIES
Demand Deposits (Noninterest Bearing)        $ 5,469      $ 6,172
Domestic and Foreign Interest
  Bearing Deposits                            10,725       11,204
All Other Liabilities                          2,194        2,663
                                             -------      -------
     TOTAL LIABILITIES                        18,388       20,039
                                             =======      =======

STOCKHOLDER'S EQUITY                           1,647        1,747
                                             -------      -------
     TOTAL LIABILITIES AND
       STOCKHOLDER'S EQUITY                  $20,035      $21,786
                                             =======      =======



[FN]
<a> Includes $15 million of risk management instruments as a result of the adoption of FASB Interpretation No. 39.